AMENDMENT

TO GLOBAL CUSTODY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Global Custody Agreement dated August 19, 2011, as amended (the “Agreement”) between FlexShares Trust (the “Customer”), severally and for and on behalf of each Fund and JPMorgan Chase Bank, N.A. (“J.P. Morgan”) is entered into on and effective as of December 30, 2025 by the same parties.

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial services;

WHEREAS, the Customer wishes to receive, continuous linked settlement currency exchange services utilizing the services of CLS Bank International, or (as the case may be) any other subsidiary of CLS Group Holdings AG and, in each case, any successor thereto and/or in each case any subsidiary thereof or subsidiary of any successor thereto case may be) by a under the Agreement;

WHEREAS, where J.P. Morgan provides CLS Services, J.P. Morgan shall do so only where provided with Instructions from the Customer or an Authorized Person under the Agreement;

WHEREAS, the Customer acknowledges and agrees that the definition of “Liabilities” in the Agreement - that which details the scope of liabilities, obligations and/or other commitments to which theAgreement’s liability, lien and set-off provisions apply shall be construed as including any and all Liabilities incurred by J.P. Morgan in connection with the provision of CLS Services; and

WHEREAS, the Customer now also wishes to amend Appendix A of the Agreement.

NOW, THEREFORE in consideration of the mutual agreements contained herein, the Customer and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that this Amendment or the context otherwise requires, bear the same respective meanings in this Amendment.

2.	The Agreement shall be amended in the following manner:

(a)	The definitions section of the Agreement shall be amended to include the following, with the relevant text added in the alphabetical list of definitions set out:

“CLS Bank” means CLS Bank International, or any other subsidiary of CLS Group Holdings AG and, in each case, any successor thereto and/or in each case any subsidiary thereof.

“ CLS Services” means the provision of continuous linked settlement currency exchange services by J.P. Morgan (or any of its affiliates) who is a participant of CLS Bank.”

(b)	Clause 4.2 shall be deleted and replaced with the following provision

“4.2  Overdrafts

If a debit to any currency in the Cash Account (including, without limitation, in connection with CLS Services) results or would result in a debit balance, then J.P. Morgan may, in its

Amendment to Global Custody Agreement

discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) where any such transaction is posted to the Securities Account or a Cash Account, reverse any such posting. The Customer acknowledges and agrees it will be responsible for any Liabilities resulting from any refusal to settle or any reversal of posting referred to in the previous sentence. Further, if J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand,bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account.”

(c)	Clause 6.3 shall be deleted and replaced with the following provision:

“6.3  Special Settlement Services (including CLS Services)

(a)

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time-to-time special settlement services (including CLS Services) for transactions involving Securities, cash, foreign exchange, and other instruments or contracts. The Customer acknowledges and agrees that CLS Services shall be provided utilising CLS Bank and shall be on such terms as CLS Bank sets for CLS Services. Further, the Customer agrees it will provide J.P. Morgan with such documentation or assistance that J.P. Morgan may require regarding utilisation of CLS Services and/or adhere with any requirement of CLS Bank.

(b)

J.P. Morgan reserves the right to: (i) reverse any debit or credit made for the purpose of effecting foreign exchange transactions using CLS Bank at its absolute discretion; and/or (ii) restrict in good faith the availability of CLS Services for credit, operational or market reasons. J.P. Morgan will notify the Customer promptly of any such reversal or restriction and J.P. Morgan will not be liable for any Liabilities resulting from any such reversal or restriction. The Customer acknowledges and agrees it will be responsible for any costs or Liabilities resulting from such reversal.”

3.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the updated and revised Appendix A attached hereto.

4.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5.

Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

This Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Amendment supersedes all prior agreements and understandings relating to the subject matter hereof. References to the Agreement shall be to the Agreement as amended by this Amendment.

THIS AMENDMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT

Amendment to Global Custody Agreement

REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.

[signature page follows]

Amendment to Global Custody Agreement

IN WITNESS WHEREOF, Flexshares Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date set out above.

FLEXSHARES TRUST

By:
Name:	Kevin P O’Rourke
Title:	President

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Executive Director

Amendment to Global Custody Agreement

APPENDIX A

TO GLOBAL CUSTODY AGREEMENT

1. FlexShares® Morningstar US Market Factor Tilt Index Fund

2. FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

3. FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

4. FlexShares® Morningstar Global Upstream Natural Resources Index Fund

5. FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

6. FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

7. FlexShares® Ultra-Short Income Fund

8. FlexShares® International Quality Dividend Dynamic Index Fund

9. FlexShares® International Quality Dividend Index Fund

10. FlexShares® Quality Dividend Defensive Index Fund

11. FlexShares® Quality Dividend Index Fund

12. FlexShares® STOXX Global Broad Infrastructure Index Fund

13. FlexShares® Global Quality Real Estate Index Fund

14. FlexShares® Disciplined Duration MBS Index Fund

15. FlexShares® Credit-Scored US Corporate Bond Index Fund

16. FlexShares® US Quality Large Cap Index Fund

17. FlexShares® Credit-Scored US Long Corporate Bond Index Fund

18. FlexShares® STOXX US ESG Select Index Fund

19. FlexShares® STOXX Global ESG Select Index Fund

20. FlexShares® Core Select Bond Fund

21. FlexShares® High Yield Value-Scored Bond Index Fund

22. FlexShares® US Quality Low Volatility Index Fund

23. FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund

24. FlexShares® Emerging Markets Quality Low Volatility Index Fund

25. FlexShares® ESG & Climate US Large Cap Core Index Fund

26. FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund

27. FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund

Amendment to Global Custody Agreement